Exhibit 21

Subsidiaries of

Alliance Data Systems Corporation

A Delaware Corporation

(as of December 31, 2016)

Subsidiary	Jurisdiction of Organization	Other Business Names
Abacus Direct Europe BV	Netherlands	None
Acorn Direct Marketing Limited	Ireland	None
ADI, LLC	Delaware	None
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Apollo Holdings B.V.	Netherlands	None
ADS Foreign Holdings, Inc.	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
ADS Sky Oak LLC	Delaware	None
Alliance Data FHC, Inc.	Delaware	Epsilon International
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data Lux Financing S.àr.l.	Luxembourg	None
Alliance Data Lux Holdings S.àr.l.	Luxembourg	None
Alliance Data Pte. Ltd.	Singapore	None
Aspen Marketing Services, LLC	Delaware	None
Bach Acquisition Corp	Delaware	None
BeFree Germany GmbH	Germany	None
BeFree International, Inc.	Delaware	None
BeFree France SAS	France	None
BeFree UK, Ltd	England	None
Brand Loyalty Americas BV	Netherlands	None
Brand Loyalty Asia BV	Netherlands	None
Brand Loyalty Australia Pty. Ltd.	Australia	None
Brand Loyalty Brasil Marketing de Promocoes LTDA	Brazil	None
Brand Loyalty BV	Netherlands	Brand Loyalty Ventures
Brand Loyalty Benelux
Brand Loyalty Spain
Brand Loyalty Hungary
Brand Loyalty Austria
Brand Loyalty France
Brand Loyalty Poland
Brand Loyalty Turkey
Brand Loyalty EMEA
Brand Loyalty Canada Corp.	Nova Scotia, Canada	BrandLoyalty
Brand Loyalty Canada Holding B.V.	Netherlands	None
Brand Loyalty Europe BV	Netherlands	None
Brand Loyalty France Sarl	France	None
Brand Loyalty Germany GmbH	Germany	None
Brand Loyalty Group B.V.	Netherlands	None
Brand Loyalty Holding BV	Netherlands	None
Brand Loyalty International BV	Netherlands	None
Brand Loyalty Italia S.p.A	Italy	None
Brand Loyalty Japan KK	Japan	None
Brand Loyalty Korea Co. Ltd.	South Korea	None
Brand Loyalty Limited (HK)	Hong Kong	None
Brand Loyalty OOO	Russia	None
Brand Loyalty Russia BV	Netherlands	None
Brand Loyalty Sourcing Americas Holding B.V.	Netherlands	None
Brand Loyalty Sourcing Asia Ltd	Hong Kong	None
Brand Loyalty Sourcing BV	Netherlands	Brand Loyalty Sourcing
Brand Loyalty Sourcing USA Inc.	Delaware	None

Brand Loyalty Special Promotions BV	Netherlands	None
Brand Loyalty Switzerland GmbH	Switzerland	None
Brand Loyalty Trading (Shanghai) Co. Ltd	China	None
Brand Loyalty UK Ltd	England	None
Brand Loyalty USA Holding BV	Netherlands	None
Brand Loyalty USA Inc.	Delaware	None
Brand Loyalty Worldwide GmbH	Switzerland	None
Bright Commerce Ltd	United Kingdom	None
Calwood B.V.	Netherlands	None
Catapult Integrated Services, LLC	Delaware	None
CJ Sweden Affiliate AB	Sweden	None
ClickGreener Inc.	Ontario, Canada	None
Comenity LLC	Delaware	None
Comenity Bank	Delaware	None
Comenity Canada L.P.	Ontario, Canada	Comenity Canada
Comenity Capital Bank	Utah	None
Comenity Operating Co., LLC	Delaware	None
Comenity Servicing LLC	Texas	None
Commission Junction Holding BV	Netherlands	None
Commission Junction France SARL	France	None
Commission Junction LLC	Texas	None
Conversant Asia Pacific Limited	Hong Kong	None
Conversant Deutschland GmbH	Germany	None
Conversant ESPANA, S.L.U.	Spain	None
Conversant Europe Limited	England	None
Conversant International Limited	Ireland	None
Conversant LLC	Delaware	None
Conversant Media Systems, Inc.	Delaware	None
Conversant SARL	France	None
Conversant Software Development and Campaign Management Services LLP	India	None
Conversant South Africa (Pty) Ltd.	South Africa	None
Coupons, LLC	Delaware	None
D. L. Ryan Companies, LLC	Delaware	Catapult eCommerce
Nsight Connect
DNCE LLC	Delaware	None
Dotomi, Ltd	Israel	None
Edison International Concepts & Agencies BV	Netherlands	None
Eindia, LLC	Delaware	None
Epsilon Communication Solutions, S.L.	Spain	None
Epsilon Data Management, LLC	Delaware	None
Epsilon Email Marketing India Private Limited	India	None
Epsilon Interactive CA, ULC	Nova Scotia, Canada	Aspen of West Chicago Marketing Services
Aspen Marketing Services
Epsilon International, LLC	Delaware	None
Epsilon International Consulting Services Private Limited	India	None
Epsilon International UK Ltd.	England	None
Epsilon Software Technology Consulting (Shanghai) Co., Ltd.	Shanghai, People’s Republic of China	None
Hyper Marketing Inc International Holdings Limited	Ireland	None
IceMobile Agency BV	Netherlands	IceMobile
ICOM Ltd.	Ontario, Canada	None
ICOM Information & Communications L.P.	Ontario, Canada	Shopper’s Voice
IM Digital Group BV	Netherlands	None
Interact Connect LLC	Delaware	None
LoyaltyOne, Co.	Nova Scotia, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives

AIR MILES My Planet
AIR MILES Reward Program
Alliance Data
Direct Antidote
Colloquy
GIFTED by AIR MILES
Loyalty And Marketing Services
LoyaltyOne
LoyaltyOne Canada
Loyalty Services
My Planet
Squareknot
LoyaltyOne B.V.	Netherlands	None
LoyaltyOne Participacoes Ltda	Brazil	None
LoyaltyOne Rewards Private Limited	India	None
LoyaltyOne (Shanghai) Marketing Limited	Shanghai, People’s Republic of China
LoyaltyOne Travel Services Co.	Nova Scotia, Canada	AIR MILES Travel Services
LoyaltyOne US, Inc.	Delaware	Colloquy
LoyaltyOne Consulting
Precima
Lux Fourstar S.àr.l.	Luxembourg	None
Max Holding B.V.	Netherlands	None
Mediaplex Deutschland GmbH	Germany	None
Mediaplex Shanghai Advertising Co. Ltd.	China	None
Mediaplex Systems, Inc.	Kentucky	None
Merison Groep B.V.	Netherlands	None
Merison PTY Ltd	Australia	None
Merison Retail B.V.	Netherlands	Merison
Merison Retail HK Ltd.	Hong Kong	None
Merison UK Ltd	United Kingdom	None
Muse Agency BV	Netherlands	Muse
Muse Amsterdam
Rhombus Investments L.P.	Bermuda	None
Ryan Partnership, LLC	Delaware	None
Shopping net, Ltd.	England	None
SolutionSet, LLC	California	None
TriVida Corporation	California	None
Triangle Investments L.P.	Bermuda	None
ValueClick Brasil Ltda	Brazil	None
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Credit Company, LLC	Delaware	None
World Licenses BV	Netherlands	None
Z Media, Inc.	Delaware	None